SECURITIES AND EXCHANGE COMMISSION

                                   Washington, D.C.

                                       FORM 8-K

                                    CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of  Report (Date of  earliest event reported): October 15, 1996

      The Collective Investment Funds for which UMB Bank, N.A. is Trustee
              (Exact name of registrant as specified in its charter)

       Not Applicable                   2-58109            Not Applicable
       (State or other jurisdiction     (Commission        (IRS Employer
        of incorporation)                File Number)      Identification No.)

                  1010 Grand Boulevard, Kansas City, Missouri 64106
                      (Address of principal executive offices)


       Registrant's telephone number, including area code: (816) 860-7000

                                    Not Applicable
            (Former name or former address, if changed since last report.)

       Item 1.   Changes in Control of Registrant.

                    Not Applicable.

       Item 2.   Acquisition or Disposition of Assets.

                    Not Applicable.

       Item 3.   Bankruptcy or Receivership.

                    Not Applicable.

       Item 4.   Changes in Registrant's Certifying Accountant.

                    The Registrant's annual financial statements have been audited by Ernst & Young LLP (the "Prior Auditors") during the two most recent fiscal years. In each of those years, the Prior Auditors issued an unqualified opinion on the Registrant's financial statements and the Trustee has not had any disagreements with the Prior Auditors on any accounting principles or practices, financial statement disclosure or auditing scope or procedures. On November 7, 1996, the Trustee dismissed the Prior Auditors. The Policy Committee of the Trustee, the committee that oversees such matters, approved the dismissal.

                    The  Trustee retained  George  S.  Olive  &  Co.  ("New
                    Auditors")   on October 15, 1996 to   audit   the
                    Registrant's financial statements. During the Registrant's two most recent fiscal years and the subsequent interim period prior to the engagement of the New Auditors, the Trustee did not consult the New Auditors regarding: (i) the application of accounting principles to a specified transaction; (ii) the type of audit opinion that might be rendered on the Registrant's financial statements; or (iii) any matter that was either the subject of a disagreement or a reportable event (both as defined in Item 304 of Regulation S-K).

          Item 5.   Other Events.

                    Not Applicable.

          Item 6.   Resignations of Registrant's Directors.

                    Not Applicable.

          Item 7.   Financial Statements and Exhibits.

                    (16) Letter re Change in Certifying Accountants is attached hereto as Exhibit 16.

          Item 8.   Change in Fiscal Year.

                    Not Applicable.


          SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                                   THE COLLECTIVE INVESTMENT FUNDS
                                   FOR WHICH UMB BANK, N.A. IS TRUSTEE

                                        (Registrant)


          Date:  November 11, 1996      /s/E. Frank Ware